Exhibit 3.2

BY-LAWS

OF

FIRSTCITY FINANCIAL CORPORATION

ARTICLE I

OFFICES

The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.  The Corporation may also have offices at such other places both within and without the State of Delaware.

ARTICLE II

STOCKHOLDERS

Section 2.1            Time and Place of Meetings.  All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and places, either within or without the State of Delaware, as shall be designated by the Board of Directors.  In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

Section 2.2            Annual Meetings.  An annual meeting of stockholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.  The date of the annual meeting shall be determined by the Board of Directors.

Section 2.3            Special Meetings.  Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the President and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

Section 2.4            Notice of Meetings.  Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.  The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

Section 2.5            Quorum.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law.  If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.6            Voting.  At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting.  When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.7            Informal Action By Stockholders.  Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

Section 3.1            General Powers.  The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 3.2            Number, Qualification and Tenure.  The Board of Directors shall consist of not less than one (1) and not more than nine (9) members.  Within the limits above specified, the number of Directors shall be determined from time to time by resolution of the Board of Directors.  The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.3 of these By-Laws, and each Director elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.  Directors need not be stockholders.

Section 3.3            Vacancies.  Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the Directors then in office though less than a quorum, and each Director so chosen shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.  If there are no Directors in office, then an election of Directors may be held in the manner provided by law.

Section 3.4            Place of Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.5            Regular Meetings.  The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders.  Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board of Directors.  No notice of regular meetings need be given.

Section 3.6            Special Meetings.  Special meetings of the Board of Directors may be called by the President.  Special meetings shall be called by the Secretary on the written request of any Director.

Section 3.7            Quorum.  At all meetings of the Board of Directors a majority of the total number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8            Organization.  The Chairman of the Board of Directors, if elected, shall act as chairman at all meetings of the Board of Directors.  If a Chairman of the Board of Directors is not elected or, if elected, is not present, the President (if a member of the Board of Directors) or, in the absence of the President or, if the President is not a member of the Board of Directors, a Vice-Chairman (who is also a member of the Board of Directors and, if more than one, in the order designated by the Board of Directors or, in the absence of such designation, in the order of their election), if any, or if no such Vice-Chairman is present, a Director chosen by a majority of the Directors present, shall act as chairman at meetings of the Board of Directors.

Section 3.9            Executive Committee.  (a)  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board of Directors or until their respective successors are designated.  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may also designate additional Directors as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee.  In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

(b)   Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors.  The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors.

(c)   Meetings of the Executive Committee may be called at any time by the Chairman of the Board of Directors, the President or any two of its members.  No notice of meetings need be given.  A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Committee.  Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure.

Section 3.10          Other Committees.  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more other committees, each such committee to consist of one or more Directors.  Except as expressly limited by the General Corporation Law of the State of Delaware or the Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee.  The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee.  In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee.  Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require.  Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

Section 3.11          Action without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.12          Attendance by Telephone.  Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of

Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.13          Compensation.  The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors.  No member of a committee of the Board of Directors shall receive any separate compensation for serving on, or attendance at, such committee or meetings thereof.

ARTICLE IV

OFFICERS

Section 4.1            Enumeration.  The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Vice President, a Chief Financial Officer and a Secretary.  The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Secretaries and such other officers and agents as it shall deem appropriate.  Any number of offices may be held by the same person.

Section 4.2            Term of Office.  The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.  Any vacancy occurring in any office of the Corporation required by this Article 4 shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

Section 4.3            President.  The President shall be the Chief Executive Officer and Chief Operating Officer of the Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors.

Section 4.4            Vice President.  The Vice President shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President.  The Vice President shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.  The Board of Directors may designate one or more Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents, and, in that event, the duties and power of the President shall descend to the Vice Presidents in the specified order of seniority.

Section 4.5            Secretary.  The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors or the President.  The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary.  The Board

of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

Section 4.6            Assistant Secretary.  The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the President or the Secretary.

Section 4.7            Chief Financial Officer.  The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation.  The Chief Financial Officer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the President or the Vice President.

Section 4.8            Other Officers.  Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-Laws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors or the President.

ARTICLE V

CERTIFICATES OF STOCK

Section 5.1            Form.  The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares.  Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the President or a Vice President and by the Chief Financial Officer or the Secretary or an Assistant Secretary of the Corporation.  Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the President or a Vice President and the Chief Financial Officer or the Secretary or an Assistant Secretary may be facsimiles.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

Section 5.2            Transfer.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

Section 5.3            Replacement.  In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe.  The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 6.1            The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 6.2            The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 6.3            To the extent that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 6.1 and 6.2 of these By-Laws, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 6.4            Any indemnification under Sections 6.1 and 6.2 of these By-Laws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, agent or representative is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 6.1 and 6.2 of these By-Laws.  Such determination shall be made, with respect to a person who is a director or officer at the time of determination, (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directs, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 6.5            Expenses (including attorneys’ fees) by an officer or director incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article.  Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 6.6            The indemnification and advancement of expenses provided by this Article 6 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 6.7            The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, agent or representative of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not such person would be entitled to indemnity against such liability under the provisions of this Article 6.

Section 6.8            For purposes of this Article 6, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 6.9            For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonable believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a matter “not opposed to the best interests of the corporation” as referred to in this Article 6.

Section 6.10          The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1            Fiscal Year.           The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 7.2            Corporate Seal.  The corporate seal shall be in such form as may be approved from time to time by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.3            Waiver of Notice.  Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE VIII

AMENDMENTS

These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors.  The fact that the power to amend, alter, repeal or adopt the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.